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                                                                  EXHIBIT 23.2




                          CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Kasler Holding Company


We consent to incorporation by reference in the registration statement (No. 33-81038) on Form S-8 of Kasler Holding Company of our report dated January 12, 1996, relating to the consolidated balance sheet of Kasler Holding Company and subsidiaries as of November 30, 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the two year period ended November 30, 1995, which report appears in the November 30, 1996 Morrison Knudsen corporation annual report on Form 10-K.


                                  /s/   KPMG Peat Marwick LLP



Los Angeles, California
March 3, 1997